UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2015 (April 14, 2015)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610 San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)

(210) 829-9000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On April 14, 2015, Harte Hanks, Inc., a Delaware corporation (“Harte Hanks”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with AMI Intermediate, LLC, a Delaware limited liability company (“AMI”), an affiliate of Halyard Capital, a New York-based private equity fund, pursuant to which Harte Hanks sold its B2B research businesses, Aberdeen Group and Harte Hanks Market Intelligence (the “Business”), to AMI and its affiliates.  The Purchase Agreement was approved by the respective boards of directors of Harte Hanks and AMI.  The closing took place shortly following the execution of the Purchase Agreement.

Under the Purchase Agreement, at the closing AMI paid consideration of $9 million, subject to adjustments for (i) outstanding debt and cash of the Business, (ii) working capital delivered by the Business at the closing as compared to an agreed target and (iii) deferred revenue delivered by the Business at closing as compared to an agreed threshold.  Under the Purchase Agreement, $2 million of the closing consideration was placed into escrow as security to AMI for (x) post-closing purchase price adjustments relating to estimated debt, cash, transaction expenses and working capital as of the closing and (y) certain indemnification obligations.

The Purchase Agreement contains customary representations and warranties from both Harte Hanks and AMI that are qualified by the confidential disclosures provided to AMI by Harte Hanks in connection with the Purchase Agreement.  Under the Purchase Agreement, subject to certain limitations, Harte Hanks agreed to indemnify and hold AMI and its affiliates and representatives harmless from damages arising from, among other things, (i) inaccuracy of the representations and warranties provided by Harte Hanks in the Purchase Agreement, (ii) breaches of covenants, and (iii) pre-closing taxes.

As part of the transaction for the sale of the Business, Harte-Hanks Market Intelligence SAS, a simplified joint-stock company organized under French law and a wholly-owned indirect subsidiary of Harte Hanks (“Harte Hanks France”), entered into an Asset Purchase Agreement with Aberdeen Market Intelligence France SAS, a simplified joint-stock company organized under French law and an affiliate of AMI (“AMI France”), pursuant to which Harte Hanks France sold substantially all its assets to AMI France, while retaining certain liabilities.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to Harte Hanks’ Quarterly Report on Form 10-Q for the quarter ending March 31, 2015.

Item 8.01          Other Events.

On April 14, 2015, Harte Hanks issued a press release regarding the sale of Aberdeen Group and Harte Hanks Market Intelligence to AMI.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit Title
99.1	April 14, 2015 Press Release of Harte Hanks, Inc. announcing the sale of Aberdeen Group and Harte Hanks Market Intelligence to AMI.

Forward Looking Statements

Statements in this Current Report on Form 8-K that relate to Harte Hanks’ future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the effect of the announcement of the transaction on Harte Hanks’ business relationships, operating results and business generally; (2) general competitive, economic, political and market conditions and fluctuations; (3) actions taken or conditions imposed by the United States and foreign governments; (4) adverse outcomes of pending or threatened litigation or government investigations; and (5) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in Harte Hanks’ Annual Report on Form 10-K as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.”  Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015		HARTE HANKS, INC.

	By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	April 14, 2015 Press Release of Harte Hanks, Inc. announcing the sale of Aberdeen Group and Harte Hanks Market Intelligence to AMI.